Direct Dial: (215) 564-8074


                            September 27, 1995


Delaware Group Government Fund, Inc.
One Commerce Square
2005 Market Street
Philadelphia, Pa.  19103

Gentlemen:

          You have informed us that, in accordance with Rule 24f-2 under the Investment Company Act of l940, as amended, (the "l940 Act"), Delaware Group Government Fund, Inc. (the "Company"), a Maryland corporation, intends to file a Rule 24f-2 Notice with the United States Securities and Exchange Commission, setting forth, among other things, that during the period beginning August l, l994 and ending July 3l, l995, the Company sold shares of common stock with an aggregate public offering price of $39,612,218 consisting of shares of the U.S. Government Fund A Class, the U.S. Government Fund B Class, and the U.S. Government Fund Institutional Class, all in reliance upon the Rule, and the Notice will be filed to make definite the registration of the shares of common stock of such series sold by the Company under the Securities Act of l933 (the "l933 Act") for such period. You have also informed us that all of such shares were issued in accordance with the provisions relating thereto in the registration statement filed under the l933 Act by the Company as such registration statement was currently in effect during the period.

          We have acted as legal counsel to the Company during the period of time referred to above and, as such, have reviewed the Articles of Incorporation of the Company; the By-Laws; the registration statements under the l940 and l933 Acts and such minutes of the corporate proceedings and other documents as we deem material to our opinion.

          Based on the foregoing, we are of the opinion that all of the shares of common stock of each Series of the Company described in the Rule 24f-2 Notice as having been sold in reliance on the Rule during the period were fully paid, non-assessable and legally issued shares of common stock of the Company.

          We hereby consent to the filing of this opinion with the United States Securities and Exchange Commission as an exhibit or accompaniment to the aforementioned Rule 24f-2 Notice and as an exhibit to the Company's registration statement under the l933 Act and to the reference to us in the prospectus of the Company as legal counsel who have passed upon the legality of the offering of the Company's common stock. We also consent to the filing of this opinion with the securities regulatory agencies of any states or other jurisdictions in which the common stock of the Company is offered for sale.

                              Very truly yours,

                              STRADLEY, RONON, STEVENS & YOUNG



                              By:  /s/STEVEN M. FELSENSTEIN
                                   ------------------------
                                   Steven M. Felsenstein




SMF/nlk